UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2026

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UPEXI, INC.
(Exact name of registrant as specified in its charter)

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Delaware	001-40535	83-3378978
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3030 N. Rocky Point Drive, Suite 420

Tampa, FL 33607

(Address of Principal Executive Offices) (Zip Code)

(727) 287-2800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

_______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001	UPXI	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard.

On June 24, 2026, Upexi, Inc. (the “Company”) received a letter from the Listing Qualifications staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that the Staff has determined the Company is not in compliance with Nasdaq Listing Rule 5635(a). The Staff’s determination relates to two transactions that, individually and separately, which the Staff asserts violated Nasdaq’s shareholder approval requirements. The first transaction is the Company’s issuance of secured convertible notes in the aggregate original principal amount of $151,169,169, convertible at $4.25 per share, above the market price of the Company’s common stock on that date, in exchange for Solana (“SOL”) on July 9, 2025. The second transaction is the Company’s issuance of a secured convertible promissory note in the original principal amount of approximately $36 million, convertible at $2.39 per share, also above the market price on that date, in exchange for 265,500 locked SOL on January 9, 2026. The Staff determined that the notes, in the aggregate, are convertible into 20% or more of the Company’s pre-transaction shares and voting power outstanding, and that the Company did not obtain shareholder approval prior to the issuances as required by Rule 5635(a).

The notice has no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq Capital Market.

Under the Nasdaq Listing Rules, the Company has 45 calendar days from the date of the letter, or until August 10, 2026, to submit a plan to regain compliance. If the plan is accepted, Nasdaq may grant the Company an extension of up to 180 calendar days from the date of the letter to evidence compliance. If Nasdaq does not accept the Company’s plan, the Company will have the opportunity to appeal that determination to a Hearings Panel.

The Company is reviewing its available options to regain compliance and intends to submit a plan to Nasdaq within the required time period. There can be no assurance that the Company’s plan will be accepted or that, if accepted, the Company will be able to regain compliance with the applicable Nasdaq Listing Rules.

Item 8.01. Other Events.

On June 26, 2026, Upexi, Inc. (the “Company”) issued a press release announcing its addition to the Russell Microcap® Index, effective at the open of U.S. equity markets on June 29, 2026. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information in this Item 8.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
99.1	Press release issued by Upexi, Inc. dated June 26, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UPEXI, INC.

Dated: June 26, 2026	/s/ Andrew J. Norstrud
Name: Andrew J. Norstrud
Title: Chief Financial Officer

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